UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2014
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OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On December 31, 2014, in connection with its previously announced special dividend of approximately $547.7 million, or $4.56 per share of common stock outstanding on November 20, 2014, OUTFRONT Media Inc. (the “Company”) issued 16,536,001 shares of its common stock, par value $0.01 per share, and paid approximately $109.5 million in cash to its stockholders of record on November 20, 2014. The number of shares issued was determined based on the volume weighted average price of the Company’s common stock for the three trading days commencing on December 16, 2014, or $26.4974 per share.
Those electing cash will receive $1.34 in cash plus 0.1216 shares of the Company’s common stock, per share of common stock held on the record date, which together represents $4.56 per share of common stock. Those electing stock or not making an election will receive 0.1722 shares of the Company’s common stock, per share of common stock held on the record date, which represents $4.56 per share of common stock. Stockholders will also receive cash in lieu of fractional shares.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: December 31, 2014